Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES REPORTS FOURTH QUARTER AND YEAR END 2009 RESULTS

Initial Sales from Refined Coal Business Contribute to 99% Increase in Fourth Quarter Revenues

Littleton, CO – March 25, 2010 – ADA-ES, Inc. (NASDAQ:ADES) today announced financial results for the fourth quarter and year ended December 31, 2009, and provided an update on various corporate developments.

Overview of Fourth Quarter Results & Initial Revenues from Refined Coal Business

In the fourth quarter, total revenues nearly doubled to $6.6 million, due in large part to the Company recognizing its first revenues associated with its Refined Coal business, as well as a 23% increase in sales of Activated Carbon Injection (“ACI”) systems in its Mercury Emission Control (“MEC”) segment.

In December 2009, ADA’s 50/50 joint venture with NexGen – Clean Coal Solutions, LLC (“CCS”) – installed and commenced operations of two CyClean systems that are designed to produce a total of 6.5 million tons of Refined Coal per year, meeting the year-end placed-in-service requirements for the Section 45 Tax Credits. The CyClean systems generated revenues of $2.4 million for ADA-ES in the fourth quarter from the sale of approximately 76,800 tons of Refined Coal. Section 45 IRS Tax Credits amount to $6.20 per ton for a period of ten years.

Dr. Michael D. Durham, President and CEO of ADA-ES, stated, “Currently, CCS is preparing the CyClean systems for efficient full-time operation, finalizing contracts with the host utility, and negotiating long-term agreements with monetizers. We expect to begin producing Refined Coal on a continuous basis towards the end of the second quarter, and anticipate the equipment sales and tax credits from these two systems to contribute average after tax net cash flow for Clean Coal of an estimated $9 million per year for up to ten years.” Of note, NexGen must pay ADA 60% of its share of cash flow up to $4 million, to retain its 50% ownership in the JV.

During the fourth quarter, minimal margins were realized on sales of Refined Coal during testing, which were essentially sold at cost. As a result, gross margin was 16% for the quarter, compared to 26% in the prior year period. General and administrative expenses declined to $3.3 million from $4.6 million in the fourth quarter of 2008, primarily due to lower fees associated with litigation and contract negotiations. The Company reported an operating loss of $2.5 million, compared to an operating loss of $5.6 million in the fourth quarter of 2008, and a net loss of $1.3 million, or $0.18 per diluted share, compared to a net loss of $3.6 million, or $0.54 per diluted share, in the 2008 fourth quarter.

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March 25, 2010

Overview of Full Year 2009 Results

For 2009, total revenues rose 24% to $20.1 million. Gross margin was 31%, compared to 33% in 2008. The Company achieved improved margins associated with ACI system sales due to ADA’s newly designed equipment that simplifies field installation and reduces system costs, and also realized improved efficiencies in DOE and other consulting work. These improvements were offset by the aforementioned minimal margins from Refined Coal sales made during testing. ADA incurred higher legal costs during the year associated with previously disclosed litigation, and reported an operating loss of $11.8 million in 2009, compared to $6.7 million in 2008, and a net loss of $8.8 million or $1.26 per share, versus a net loss of $4.1 million or $0.67 per share in 2008.

ACI Systems Update

Dr. Durham further stated, “We remain focused on expanding our MEC segment through the sale of our ACI systems, and have installed or are in the process of installing 46 systems, including the 10 contracts secured during 2009. Past contract wins have been primarily in 19 states and Canadian provinces. In 2009, we saw several positive steps taken by regulatory officials to implement industry changes in pollutant control that we believe will be drivers of additional sales over the next several years of both ACI systems and the associated activated carbon (“AC”).

ADA Carbon Solutions Business Update

ADA Carbon Solutions (“ADA-CS”), the Company’s joint venture with Energy Capital Partners I, LP and its affiliated funds (“ECP”), has nearly completed construction of its new AC production facility in Red River Parish, Louisiana. Construction has remained on budget, and the plant is scheduled to begin commercial operation this May. To date, ADA-CS has signed AC supply contracts valued at more than $200 million, including two contracts in Canada. Over one-third of the nameplate capacity for the manufacturing plant has been booked for the first five years of production.

Funding of construction, which approximates $250 million to date, continues with interim financing by ECP. In December, ADA-CS’ wholly owned-subsidiary, Red River Environmental Products, was offered a $245 million conditional commitment for a loan guarantee by the U.S. Department of Energy (“DOE”) under Title XVII of the Energy Policy Act of 2005, to be used to finance the construction of the facility. Closing of the loan guarantee is subject to DOE’s completion of due diligence and other customary closing conditions. ADA-ES expects to have a minority interest in the first production line, with rights to own up to 50% of additional lines, which it believes will be necessary to meet demand if a Federal mercury control regulation is enacted.

The Company noted that it has terminated the Securities Purchase Agreement (“SPA”) with ECP whereby ECP had the right to purchase 3.6 million convertible preferred shares of ADA-ES at an average price of $6.30 per share as a mechanism to provide additional equity funding for the AC plant through ADA. In light of ECP’s direct funding of the joint venture and positive recent developments that are capable of producing significant near-term increases in revenues and earnings for ADA, ADA’s Board determined that the $6.30 share price was not a fair reflection of the current value of the Company. Having terminated the SPA, the Company intends to implement plans to raise equity at a higher price to fund growth opportunities such as AC production, CyClean, and expanded ACI capacity.

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March 25, 2010

Conclusion

Dr. Durham further stated, “We are extremely proud of our 2009 key accomplishments, which include: 1) meeting the year-end placed-in-service requirements for the Section 45 Tax Credits for Refined Coal; 2) making significant progress on the construction of ADA-CS’ AC plant; 3) shipping the first batches of treated AC from ADA-CS’ interim facility; 4) securing eight AC contracts representing one-third of the ADA-CS plant’s capacity; and 5) receiving a contingent commitment for a DOE loan to finance the construction of the AC plant.

“One of our primary areas of focus for the remainder of 2010 will be our Refined Coal business. Getting the first two systems operating on a continuous basis will provide a significant increase in revenues and operating income for the company. In addition, there is a possibility of growing this business well beyond these initial systems. The Senate recently passed a second Jobs Bill that includes a number of tax extenders, including a one-year extension for Section 45 Refined Coal. This extension, if put into law, would provide us the opportunity to expand this business further through additional potential customers that we have identified as viable candidates for this technology. With two systems already installed that qualify for the credits, and the possibility of an extension on future systems, we see a substantial opportunity for ADA in this area.”

In closing, Dr. Durham commented, “We are very pleased with the advances we have made in our clean coal technology businesses and are enthusiastic about ADA’s long-term prospects as a market leader in pollutant control. We look forward to the launch of ADA-CS’ AC manufacturing facility in May, and the expected growth within our Refined Coal business.”

Conference Call

Management will conduct a conference call focusing on the financial results and recent developments at 10:00 AM ET on Thursday, March 25, 2010. Interested parties may participate in the call by dialing 706-679-3200. Please call in 10 minutes before the call is scheduled to begin, and ask for the ADES call (conference ID # 55894960). The conference call will also be webcast live via the Investor Information section of ADA’s website at www.adaes.com. Additionally, a slide presentation which will accompany the call will be posted at www.adaes.com on the Investor Information section and will remain available after the call. To listen to the live call please go the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About ADA-ES

ADA-ES is a leader in clean coal technology and the associated specialty chemicals. The Company develops and implements proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. Through its largest segment, Mercury Emission Control, ADA-ES supplies activated carbon injection systems, mercury measurement instrumentation, and related services. To meet the needs of the power industry for mercury control, a joint venture of ADA-ES, ADA-CS, is developing state-of-the-art facilities to produce AC with the first plant projected to come on-line in 2010. In addition, ADA-ES, through its Clean Coal Solutions joint venture, provides its patented refined coal technology, CyClean, to utilities to enhance combustion of and reduce emissions from Powder River Basin coals in cyclone boilers. ADA-ES is also developing technologies for power plants to address issues related to the emissions of carbon dioxide. For more information, visit: www.adaes.com.

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March 25, 2010

This press release and the conference call referenced in this press release contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. These statements are or will be based on current expectations, estimates, forecasts, projections, beliefs and assumptions of our management. Actual results may vary materially from such expectations. These statements are or will be prefaced by words or phrases such as “believe,” “will,” “hope,” “expect,” “anticipate,” “intend” and “plan,” the negative expressions of such words, or words of similar meaning, and these statements include, but are not limited to, our expectations regarding the expected full-time operation date for the CyClean systems owned by Clean Coal Solutions including the expected date for production of refined coal on a continuous basis; amount of operating income potential generated by the CyClean systems owned by Clean Coal Solutions; our ability to expand our MEC segment through the sale of our ACI systems; the effect on our business of regulatory actions relating to pollutant control; the ability of ADA-CS to complete construction of its new AC production facility on time and on budget; the ability of ADA-CS to secure AC supply contracts and finalize the DOE loan; our ability to maintain a minority interest in the first, and a larger interest in additional, production lines owned by ADA-CS; our ability to raise equity at a higher price than that reflected by the ECP securities purchase agreement or at all; whether Section 45 tax credits for refined coal will be extended by Congress; whether we will be able to obtain additional customers; as well as other similar items. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to: changes in laws and regulations, government funding, prices, economic conditions and market demand; impact of competition and litigation; lack of working capital; availability, cost of and demand for alternative energy sources and other technologies; operational difficulties; risks related to ADA-CS such as changes in the costs and timing of construction of the AC plant, failure to raise additional financing or satisfy conditions in existing agreements, actions of our joint venture partner and inability to sign or close acceptable coal supply and off-take agreements in a timely manner; failure of Clean Coal to qualify its product for Section 45 tax credits or to place qualified facilities by the IRS deadlines; availability of raw materials and equipment for our businesses; loss of key personnel; as well as other factors relating to our business, as discussed in our filings with the U.S. Securities and Exchange Commission, with particular emphasis on the section entitled “Risk Factors” in our annual report on Form 10-K and disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements made in this release, and to consult filings we make with the SEC for additional discussion concerning risks and uncertainties that may apply to our business and the ownership of our securities. The forward-looking statements contained in this press release are presented as of the date hereof, and we disclaim any duty to update such statements unless required by law to do so.

Contacts:
ADA-ES, Inc.	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President & CEO	The Equity Group Inc.
Mark H. McKinnies, CFO	www.theequitygroup.com
(303) 734-1727	Melissa Dixon
www.adaes.com	(212) 836-9613
MDixon@equityny.com
Linda Latman
(212) 836-9609
LLatman@equityny.com

See Accompanying Tables

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March 25, 2010

ADA-ES, Inc. and Subsidiaries

Consolidated Statements of Operations

(unaudited)

(amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
REVENUE:
Mercury emission control	$3,980	$3,246	$16,080	$15,760
Flue gas conditioning, refined coal and other	2,617	64	3,981	433

Total net revenues	6,597	3,310	20,061	16,193

COST OF REVENUES
Mercury emission control	2,613	2,288	9,701	10,461
Flue gas conditioning, refined coal and other	2,954	166	4,169	443

Total cost of revenues	5,567	2,454	13,870	10,904

GROSS MARGIN	1,030	856	6,191	5,289

OTHER COSTS AND EXPENSES:
General and administrative	3,262	4,576	16,745	9,168
Research and development	144	163	709	784
Depreciation and amortization	160	128	577	488
Goodwill impairment charge	—	1,589	—	1,589

Total expenses	3,566	6,456	18,031	12,029

OPERATING LOSS	(2,536)	(5,600)	(11,840)	(6,740)

OTHER INCOME (EXPENSE):
Interest and other income	9	102	34	439
Equity in loss in ADA Carbon Solutions, LLC	(491)	—	(3,243)	—

Total other income	(482)	102	(3,209)	439

(LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX AND NON-CONTROLLING INTEREST	(3,018)	(5,498)	(15,049)	(6,301)

INCOME TAX BENEFIT	1,235	1,228	5,546	1,507

NET LOSS BEFORE NON-CONTROLLING INTEREST	(1,783)	(4,270)	(9,503)	(4,794)

NON-CONTROLLING INTEREST	500	637	732	688

NET LOSS ATTRIBUTABLE TO ADA-ES, INC.	$(1,283)	$(3,633)	$(8,771)	$(4,106)

NET (LOSS) INCOME PER COMMON SHARE – BASIC AND DILUTED	$(.18)	$(.54)	$(1.26)	$(.67)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	7,070	6,741	6,973	6,100

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	7,070	6,741	6,973	6,100

ADA Carbon Solutions, which was included as a subsidiary as of December 31, 2008, was deconsolidated during the year ended December 31, 2009. See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-K for the fiscal year ended December 31, 2009.

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March 25, 2010

ADA-ES, Inc. and Subsidiaries

Consolidated Balance Sheets

(unaudited)

(amounts in thousands, except share amounts)

ASSETS	December 31,
	2009	2008
CURRENT ASSETS:
Cash and cash equivalents	$1,456	$28,201
Trade receivables, net of allowance for doubtful accounts of $17 and $17, respectively	5,812	6,017
Investment in securities	400	—
Assets held for resale and inventory	2,059	787
Prepaid expenses and other	1,110	1,164

Total current assets	10,837	36,169

PROPERTY AND EQUIPMENT, at cost	3,100	36,781
Less accumulated depreciation and amortization	(2,252)	(1,777)

Net property and equipment	848	35,004

GOODWILL	435	435
INTANGIBLE ASSETS, net of $61 and $50 in amortization, respectively	229	256
INVESTMENT IN ADA CARBON SOLUTIONS, LLC	21,776	—
DEVELOPMENT PROJECTS	—	1,878
OTHER ASSETS	6,842	1,400

TOTAL ASSETS	$40,967	$75,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,312	$14,639
Accrued payroll and related liabilities	578	985
Deferred revenue	1,452	1,875
Accrued expenses	1,306	106

Total current liabilities	8,648	17,605

LONG-TERM LIABILITIES:
Accrued liabilities	6,822	—
Accrued warranty and other	1,146	550

Total liabilities	16,616	18,155

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
ADA-ES, Inc. stockholders’ equity
Preferred stock; 50,000,000 shares authorized, none outstanding	—	—
Common stock; no par value, 50,000,000 shares authorized, 7,093,931 and 6,755,932 shares issued and outstanding	37,000	35,812
Accumulated deficit	(12,748)	(3,977)

Total ADA-ES, Inc. stockholders’ equity	24,252	31,835
Non-controlling interest	99	25,152

TOTAL STOCKHOLDERS’ EQUITY	24,351	56,987

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$40,967	$75,142

ADA Carbon Solutions, which was included as a subsidiary as of December 31, 2008, was deconsolidated during the year ended December 31, 2009. See notes accompanying ADA-ES’ consolidated financial statements in its Form 10-K for the fiscal year ended December 31, 2009.